Exhibit 5.1

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Minneapolis, Minnesota 55402

+1 612 766 7000 main

+1 612 766 1600 fax

November 15, 2022

Pineapple Energy Inc.

10900 Red Circle Drive

Minnetonka, MN 55343

Ladies and Gentlemen:

We have acted as counsel to Pineapple Energy Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement registers the offer and sale of up to 134,546 shares (the “Shares”) of the Company’s common stock, par value $0.05 per share, issuable upon (a) the vesting and settlement of 69,091 restricted stock units granted to Scott Maskin, the Company’s new Senior Vice President and General Manager, New York Division of Pineapple Energy Inc., pursuant to a Restricted Stock Unit Award Agreement (Inducement Grant), and (b) the vesting and settlement of 65,455 restricted stock units granted to James Brennan, the Company’s new Senior Vice President, Corporate Development pursuant to a Restricted Stock Unit Award Agreement (Inducement Grant) (collectively, the “Agreements”).

For purposes of this opinion letter, we have examined the Company’s Second Amended and Restated Articles of Incorporation and the Company’s Restated Bylaws, as amended, each as currently in effect, the Registration Statement, the Agreements and the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have reviewed such matters of law as we have deemed relevant hereto. As to all issues of fact material to this opinion letter, we have relied on certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In our examination, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Agreements and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the Agreements, and (b) where applicable, the consideration for the Shares specified in the Agreements has been received by the Company, the Shares will be legally and validly issued, fully paid and nonassessable.

We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state.

This opinion speaks only as of the date the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion thereafter. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman, Partner